Registration No. 333-_______
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   ----------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                   ----------

                           THREE RIVERS BANCORP, INC.
             (Exact name of registrant as specified in its charter)

         PENNSYLVANIA                                     25-1843375
(State or other jurisdiction of                       (I.R.S. Employer
incorporation or organization)                       Identification No.)

       2681 MOSSIDE BOULEVARD
      MONROEVILLE, PENNSYLVANIA                             15146
(Address of principal executive offices)                 (Zip Code)


                     THREE RIVERS BANCORP, INC. 401(K) PLAN
                            (Full title of the plan)

                                 TERRY K. DUNKLE
                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER
                             2681 MOSSIDE BOULEVARD
                         MONROEVILLE, PENNSYLVANIA 15146
                     (Name and address of agent for service)

                                 (412) 666-8063
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

===================================================================================================
    Title of                              Proposed maximum    Proposed maximum        Amount of
   securities             Amount to be     offering price        aggregate          registration
to be registered           registered        per share         offering price            fee

---------------------------------------------------------------------------------------------------

Common Stock, par value    571,000(1)        8.69(2)                4,961,990        $1,240.50
$0.01 per share

===================================================================================================

         (1)  Pursuant to Rule  416(c),  under the  Securities  Act of 1933,  as
amended  (the  "Securities   Act"),  this   registration   statement  covers  an
indeterminate  number of interests  to be offered or sold  pursuant to the Three
Rivers Bancorp, Inc. 401(k) Plan.

         (2) Estimated  solely for the purpose of calculating  the  registration fee pursuant to Rule 457(h).  The fee is  calculated on the basis of the average of the high and low prices for the Registrant's Common Stock reported on the New
York Stock Exchange on March 19, 2001.
-------------------------------------------------------------------------------------------------

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

      ITEM 3.     INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed by the Registrant with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference into this Registration Statement: (i) the Registrant's Annual Report on Form 10-K for the period ended December 31, 2000 (File No. 000-29083); and (ii) the description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 10 filed on January 24, 2000, as amended on march 30, 2000 (File No. 000-29083).

         All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered by this Registration Statement have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement. Each document incorporated by reference into this Registration Statement shall be deemed to be a part of this Registration Statement from the date of filing of such document with the Commission until the information contained therein is superseded or updated by any subsequently filed document which is incorporated by reference into this Registration Statement or by any document which constitutes part of the prospectus relating to the Three Rivers Bancorp, Inc. 401(k) Plan meeting the requirements of Section 10(a) of the Securities Act.


      ITEM 4.     DESCRIPTION OF SECURITIES.

         The class of securities to be offered under this Registration Statement is registered under Section 12 of the Exchange Act.


      ITEM 5.     INTERESTS OF NAMED EXPERTS AND COUNSEL

         None.


      ITEM 6.     INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Under its Bylaws and except as provided below, the Registrant is required to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (including, without limitation, actions by or in the right of the Registrant), by reason of the fact that such person is or was a director or officer of the Registrant, or is or was serving at the request of the Registrant as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), amounts paid in settlement, judgments, and fines actually and reasonably incurred by such person in connection with such action, suit, or proceeding. In addition, the Registrant may, at its discretion, indemnify any person who is not entitled to indemnification under the preceding sentence and who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative (including, without limitation, actions by or in the right of the corporation), by reason of the fact that such person is or was an employee or agent of the Registrant, against expenses (including attorneys' fees), amounts paid in settlement, judgments, and fines actually and reasonably incurred by such person in connection with such action, suit, or proceeding. Notwithstanding the foregoing, no indemnification is permitted to be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

         The bylaws of the Registrant, in the form approved by its shareholders, provide for the elimination of a director's liability for monetary damages to the fullest extent permitted by Pennsylvania law. Pennsylvania law permits the elimination of a director's liability for monetary damages for any action taken or any failure to take any action unless (1) the director has breached or failed to perform the duties of his office and (2) the breach or failure to perform constitutes self-dealing, willful misconduct or recklessness; provided, however, that such elimination of liability does not apply to liabilities under criminal statutes or those relating to the payment of taxes.

          The Registrant's directors and officers are also insured against certain liabilities for their actions, as such, by an insurance policy obtained by the Registrant.


      ITEM 7.     EXEMPTION FROM REGISTRATION CLAIMED.

         None.


      ITEM 8.     EXHIBITS.

         The following exhibits are filed herewith or incorporated by reference as part of this Registration Statement:

 EXHIBIT NO.                                 DESCRIPTION

     4.1 Amended and Restated Articles of Incorporation of Three Rivers Bancorp, Inc. (incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form 10 (File No. 000-29083)).

     4.2 Bylaws of Three Rivers Bancorp, Inc. (incorporated by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form 10 (File No. 000-29083)).

     5.1 Opinion letter issued by the Internal Revenue Service with respect to the USBancorp Trust Company Cash or Deferred Profit Sharing Plan and Trust/Custodial Account*

     23.1      Consent of Arthur  Andersen  LLP.

     23.2      Consent of Ernst & Young LLP.

     24.1 Power of Attorney (set forth on the signature page of this Registration Statement).

     * The Plan is a standardized prototype plan for which the Internal Revenue Service does not issue a determination letter. The Registrant is permitted to rely on the opinion letter issued by the Internal Revenue Service to USBANCORP Trust Company, the sponsor of the prototype plan upon which the Plan is based, as to the Plan's compliance, in form, with the qualification requirements of Section 401 of the Internal Revenue Code, and such opinion letter is supplied in lieu of a determination letter.

      ITEM 9.  UNDERTAKINGS.

                  (a)  The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers of sales are being made, a post-effective amendment to this Registration Statement:

                                        (i) To  include any prospectus  required
                           by Section 10(a)(3) of the Securities Act;

                                       (ii) To  reflect  in the  prospectus  any
                           facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                                      (iii) To include any material  information
                           with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                  (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or


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

      Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                      * * *

                  (h) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Monroeville, Commonwealth of Pennsylvania, on this 19th day of March, 2001.

                                       THREE RIVERS BANCORP, INC.

                                       By: /s/  Terry K. Dunkle
                                           ------------------------------------
                                           Terry K. Dunkle
                                           Chairman and Chief Executive Officer

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Terry K. Dunkle and W. Harrison Vail, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documentation in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents with full power and authority to do and perform each and every act and thing requisite and necessary to be done in or about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the date(s) indicated:

           SIGNATURE                                   CAPACITY                            DATE

/s/ Terry K. Dunkle                Chairman and Chief Executive Officer and          March 19, 2001
------------------------------     Director (Principal Executive Officer)
Terry K. Dunkle

/s/ W. Harrison Vail               President, Chief Operating Officer and            March 19, 2001
------------------------------     Director (Principal Executive Officer)
W. Harrison Vail

/s/ Anthony M. V. Eramo            Vice President and Chief Financial Officer        March 19, 2001
------------------------------     (Principal Financial Officer)
Anthony M. V. Eramo

/s/ Clifford A. Barton             Director                                          March 16, 2001
------------------------------
Clifford A. Barton

/s/ J. Terrence Farrell            Director                                          March 19, 2001
------------------------------
J. Terrence Farrell




        SIGNATURE                         CAPACITY                                       DATE

                                     Director                                        March __, 2001
------------------------------
Marylouise Fennell, Ed.D

/s/ Jack Sevy                        Director                                        March 19, 2001
------------------------------
Jack Sevy

/s/ Jerome M. Adams                  Director                                        March 19, 2001
------------------------------
Jerome M. Adams

/s/ I. N. Rendall Harper, Jr.        Director                                        March 19, 2001
------------------------------
I. N. Rendall Harper, Jr.

/s/ Richard W. Kappel                Director                                        March 19, 2001
------------------------------
Richard W. Kappel

/s/ Charles R. Zappala               Director                                        March 19, 2001
------------------------------
Charles R. Zappala

                                     Director                                        March __, 2001
------------------------------
Michael F. Butler

/s/ James R. Ferry                   Director                                        March 17, 2001
------------------------------
James R. Ferry

/s/ Steven J. Guy                    Director                                        March 19, 2001
------------------------------
Steven J. Guy

/s/ Stephen I. Richman               Director                                        March 19, 2001
------------------------------
Stephen I. Richman

/s/ Edward W. Seifert                Director                                        March 16, 2001
------------------------------
Edward W. Seifert


     Pursuant to the requirements of the Securities Act, the Plan Administrator of the Three Rivers Bancorp, Inc. 401(k) Plan has caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Monroeville, Commonwealth of Pennsylvania, on March 20, 2001.

                               THREE RIVERS BANCORP, INC.

                              By: /s/ Anthony M. V. Eramo
                                  --------------------------------------------
                                     Anthony M. V. Eramo,
                                     Vice President and Chief Financial Officer